Exhibit 99.1

Pure Cycle Announces Financial Results

for the Six Months Ended February 28, 2023

DENVER, CO / ACCESSWIRE / April 12, 2023 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) announced it produced its sixteenth consecutive fiscal quarter with positive net income. Pure Cycle continues to see positive results from its Sky Ranch Master Planned Community with over 100 new home starts in Phase 2A and the initiation of construction in our next 211 lots in Phase 2B with all four of our homebuilder partners excited to continue building homes at Sky Ranch. While the national and local housing markets are experiencing some headwinds, our Sky Ranch community continues to see robust new home starts due to its much-needed entry level priced homes in the hottest front range market. In addition to our lots for sale, we continue to build homes for our own portfolio of single-family rentals, with 10 homes under construction and nearing completion. In addition, industrial water sales to oil and gas operations, although slow throughout the winter months, continued to generate positive results for that line of business and are forecasted to produce record water deliveries and oil and gas operations water sale revenues through the remainder of our fiscal year. Highlights for the first half of fiscal 2023 are presented below.

Highlights

➢	Revenues for the three and six months ended February 29, 2023, were $3.0 million and $4.3 million which drove pre-tax income of $0.3 million and $0.6 million
➢	EBITDA for the three and six months ended February 28, 2023 of $0.9 million and $1.7 million (EBITDA defined below)
➢	Cash and investments totaled $22.5 million as of February 28, 2023

“Rising interest rates have generated headwinds in the housing markets with many buyers deferring the purchase of a new home.  Even with the broader market headwinds, our real-time delivery of lots to our homebuilder customers and our just in time payment for lot deliveries optimizing cash flows for both Pure Cycle and our homebuilder partners has demonstrated their value with all our homebuilders aggressively building new homes in Phase 2A and purchasing lots in our next Phase 2B.  While the timing of lot deliveries has varied from the previous year due to market pressures, Sky Ranch continues to be among the Denver metropolitan area’s most affordable and successful Master Planned Communities” commented Mr. Harding, CEO of Pure Cycle. “The winter months are always a seasonally slow time for home sales and construction, yet despite this, our homebuilding partners continue to construct homes at Sky Ranch and our Phase 2A is nearly 90% complete, with 156 of the 219 taps being sold and our homebuilder partners all wanted to make sure they have additional lots for continued building in Phase 2B. In addition to robust demand for our “For Sale” homes at Sky Ranch, working with our homebuilder partners we nearly doubled our Single-Family Rental lots in Phase 2B moving from 10 units to17 units.  We continue to see strong demand for rental units at Sky Ranch with multiple highly qualified applicants for each unit we bring online. Our entry level priced homes for sale and for rent will remain attractive in this market and we believe the future growth at Sky Ranch will remain strong,” concluded Mr. Harding.

Financial Summary

Revenue

For the three months ended February 28, 2023 and 2022, we reported total revenues of $3.0 million and $4.7 million. This was generated by our water and wastewater resource development segment ($1.5 million and $2.8 million), our land development segment ($1.5 million and $1.8 million), and our single-family rental business (less than $0.1 million in both periods). For the six months ended February 28, 2023 and 2022, we reported total revenues of $4.3 million and $8.9 million. This was generated by our water and wastewater resource development segment ($2.2 million and $3.9 million), our land development segment ($2.0 million and $5.0 million), and our single-family rental business (less than $0.1 million in both periods). The decline in revenue for both periods presented was predominately due to a reduction in commercial water sales to oil and gas operators, and the slowing of the housing industry, which resulted in our construction activities being slowed over the winter to align the timing of our lot deliveries with the projected home absorptions from our homebuilding partners.

For the three months ended February 28, 2023 and 2022, we sold 35 and 27 taps for $1.0 million and $0.9 million. For the six months ended February 28, 2023 and 2022, we sold 39 and 36 taps for $1.1 million and $1.1 million. These taps were sold predominately at our Sky Ranch community where we have sold a total of 798 water and wastewater taps since we began developing Sky Ranch in 2017.

As of February 28, 2023, the single-family rental business has four homes built and rented with ten additional units under construction with expected delivery dates beginning in April 2023. Additionally, after February 28, we amended two builder contracts for Phases 2B-D to change lot prices and retain an additional 19 lots which we will use in our rental division.

Profitability

We continue to be profitable with net income, positive earnings per share, and positive EBITDA as detailed in the table below:

	Three Months Ended		Six Months Ended
(In thousands, except share information)	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Net income	$189	$1,693	$348	$3,207
Add back:
Interest expense	47	13	97	21
Taxes	90	501	220	978
Deprecation / depletion / amortization	583	449	1,076	888
EBITDA	$909	$2,656	$1,741	$5,094

Fully diluted earnings per share	$0.01	$0.07	$0.01	$0.13

Working Capital

We reported working capital (current assets less current liabilities) of $20.3 million as of February 28, 2023, with $22.5 million of cash, cash equivalents and short-term investments.

“Although the housing market softened near the end of our fiscal 2022, which continued into 2023, our strong balance sheet remains our differentiator. We have positioned ourselves with three very strong and long-term producing assets that have in the past proven to weather the inevitable up and down-market cycles. We continue to invest in our core asset, water, which we believe is the most valuable long-term, appreciable asset we can own,” commented Kevin McNeill, CFO of Pure Cycle. “With the continue participation from each of our homebuilders and increase demand for industrial water sales from oil and gas operations, we continue to forecast a strong fiscal 2023, as we continue to focus on providing a reasonably priced lot in a market that is desperate for reasonably priced homes” concluded Mr. McNeill.

Operational Summary

Water and Wastewater Resource Development

For the three months ended February 28, 2023 and 2022, we delivered 10.6 million gallons and 137.9 million gallons of water to customers, a 92% decrease. For the six months ended February 28, 2023 and 2022, we delivered 78.0 million gallons and 215.2 million gallons to customers, a 64% decrease. This decrease in water sales was primarily due to declines in water used in oil and gas operations as oil and gas operators focus on other locations along the Colorado front range due to prioritizing lease obligations.  Additionally, we saw a reduction in construction water needs at Sky Ranch from slowed construction activities because of the downturn in the housing market overall and declines in water sales as less new landscaping was installed in 2023. Water and wastewater tap sales remained consistent for the periods presented. Tap sales are driven by building permit applications and are not contractually established with the builders. As evidenced by the $1.2 million of surface use payments (reported in other income) we received in Q1-2023, we believe we will see stronger water sales to oil and gas operators for the remainder of fiscal 2023.

We also continued acquiring water rights with the acquisition of additional water wells in the Lost Creek Basin for $0.3 million, which will be added to our other Lost Creek Water and our overall water portfolio for use within our Service Areas.

Land Development

Lot sales revenue decreased for the three and six months ended February 28, 2023 compared to 2022 due to the reduction of construction activities to align our deliverables with the timing of home sale absorptions by the homebuilders. Because lot sale revenue is recognized as construction progresses, revenue will fluctuate due to timing of construction activities and lot deliveries. Subsequent to February 28, 2023, we began construction activities on our next 211 Phase 2B lots and received all three first milestone payments from the home builders on the milestone payment plan, which totaled $4.1 million in payments, so revenue will begin being recognized on Phase 2B in our Q3-2023.

Single Family Rentals

We are currently renting four single-family homes at Sky Ranch under separate one-year non-cancellable leases. As of February 28, 2023, we also have ten more units under construction which we expect to be delivered at various dates throughout fiscal 2023 beginning in early May.

Share Repurchase Authorization

On November 2, 2022, our Board of Directors approved a stock repurchase program. The program is open-ended and authorizes repurchases of up to an aggregate of 200,000 shares of common stock in the open market. No shares have been repurchased under the repurchase program.

The following table presents our unaudited results of operations for the three and six months ended February 28, 2023 and 2022:

	Three Months Ended		Six Months Ended
(In thousands, except share information)	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Revenues:
Metered water usage from:
Municipal customers	$83	$69	$204	$180
Commercial customers	59	1,541	451	2,137
Wastewater treatment fees	78	64	141	119
Water and wastewater tap fees	994	913	1,144	1,174
Lot sales	1,391	1,629	1,904	4,574
Project management fees	123	200	131	448
Single-family rentals	31	26	56	34
Special facility projects and other	231	222	299	270
Total revenues	2,990	4,664	4,330	8,936

Expenses:
Water service operations	402	570	881	859
Wastewater service operations	116	99	254	228
Land development construction costs	188	295	331	826
Project management costs	74	46	146	46
Single-family rental costs	19	4	29	7
Depletion and depreciation	461	352	839	706
Other	141	141	247	219
Total cost of revenues	1,401	1,507	2,727	2,891

General and administrative expenses	1,707	1,552	3,095	2,876
Depreciation	122	97	237	182
Operating (loss) income	(240)	1,508	(1,729)	2,987

Other income (expense):
Interest income - related party	263	525	510	885
Interest income - Investments	218	2	446	3
Oil and gas royalty income, net	67	110	183	207
Oil and gas lease income, net	19	48	38	96
Other, net	(1)	14	1,217	28
Interest expense, net	(47)	(13)	(97)	(21)
Income from operations before income taxes	279	2,194	568	4,185
Income tax expense	90	501	220	978
Net income	$189	$1,693	$348	$3,207

Earnings per common share - basic and diluted
Basic	$0.01	$0.07	$0.01	$0.13
Diluted	$0.01	$0.07	$0.01	$0.13
Weighted average common shares outstanding:
Basic	24,023,775	23,944,141	24,004,677	23,931,307
Diluted	24,142,300	24,184,161	24,114,089	24,194,579

The following table presents our consolidated financial position as of February 28, 2023 (unaudited) and August 31, 2022 (audited):

(In thousands, except shares)	February 28, 2023	August 31, 2022
ASSETS:	(unaudited)
Current assets:
Cash and cash equivalents	$7,224	$34,894
Investments in U.S. Treasury Bills	15,245	—
Trade accounts receivable, net	2,121	2,425
Income taxes receivable	1,610	—
Prepaid expenses and other assets	603	467
Total current assets	26,803	37,786
Restricted cash	2,331	2,328
Investments in water and water systems, net	58,368	58,763
Construction in progress	3,383	1,224
Single-family rental units	1,500	975
Land and mineral rights:
Held for development	8,082	6,773
Held for investment purposes	451	451
Other assets	2,485	2,463
Notes receivable – related parties, including accrued interest
Reimbursable public improvements	20,609	17,208
Other	1,299	1,120
Operating leases - right of use assets	103	138
Total assets	$125,414	$129,229

LIABILITIES:
Current liabilities:
Accounts payable	$656	$849
Accrued liabilities	1,644	2,029
Accrued liabilities – related parties	154	560
Income taxes payable	—	2,530
Deferred lot sale revenues	3,473	4,275
Deferred water sales revenues	533	570
Debt, current portion	10	10
Total current liabilities	6,469	10,823
Participating interests in export water supply	—	323
Debt, less current portion	3,945	3,950
Deferred tax liability, net	1,241	1,075
Lease obligations - operating leases, less current portion	25	62
Total liabilities	11,609	16,233
Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Series B preferred shares: par value $0.001 per share, 25 million authorized; 432,513 issued and outstanding (liquidation preference of $432,513)	—	—
Common shares: par value 1/3 of $.01 per share, 40.0 million authorized; 24,054,843 and 23,980,645 outstanding, respectively	80	80
Additional paid-in capital	174,611	174,150
Accumulated deficit	(60,886)	(61,234)
Total shareholders’ equity	113,805	112,996
Total liabilities and shareholders’ equity	$125,414	$129,229

Q2-2023 EARNINGS CALL

Pure Cycle will host a conference call on Thursday, April 13, 2023 at 8:30AM Eastern (6:30AM Mountain) to discuss the financial results and answer questions. Call details are presented below. We will post a detailed slide presentation, which provides an overview of Pure Cycle and presents summary financial results on our website which can be accessed at www.purecyclewater.com.

When:                                         8:30AM Eastern (6:30AM Mountain) on April 13, 2023

Call in number:                           888-506-0062 (access code: 906418)

International call-in number:      973-528-0011 (access code: 906418)

Replay number:                           877-481-4010 | 919-882-2331 (passcode: 48106)

Replay available until:                April 27, 2023 at 8:30AM ET

Event link:        https://www.webcaster4.com/Webcast/Page/2247/48106

Company Information

Pure Cycle continues to diversify its operations, grow its balance sheet, and drive recurring revenues. We operate in three distinct business segments, each of which complements the other. At our core, we are an innovative and vertically integrated wholesale water and wastewater service provider. In 2017, we launched our land development segment which develops master planned communities on land we own and to which we provide water and wastewater services. In 2021, we launched our newest line of business, the rental of single-family homes located at Sky Ranch, which provides long-term recurring revenues, furthers our land development operations, and adds more customers to our water resource segment.

Additional information, including our recent press releases and SEC filings, is available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Kevin B. McNeill, at 303-292-3456 or info@purecyclewater.com. Be sure to follow Pure Cycle on Twitter @purecyclecorp.

SOURCE: Pure Cycle Corporation

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the following: our positioning to continue to grow through this market cycle, the completion and delivery of our rental units, timing of development at Sky Ranch, tap sales, and home sales by our home builder customers.  The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially.  Factors that could cause actual results to differ from projected results include, without limitation: home mortgage interest rates, inflation, and other factors impacting the housing market and home sales; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2022; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission.  Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether because of new information, future events or otherwise.